Exhibit 21.1

SUBSIDIARIES OF MODEL N, INC.

Name

Model N India Software Private Limited

Model N (Switzerland) GmbH / Model N (Switzerland) LLC

Model N UK Limited

Jurisdiction of Incorporation

India

Switzerland

United Kingdom